For Ministry Use Only                   |   Ontario  Corporation  Number |
A  I'usage  exclusif  du  ministere           | Numero de la societe en Ontario|
                                              |             1348061            |
                                              ----------------------------------
Ministry of                     Minist're de
Consumer and                    la Consommation
Commercial Relations            et du Commerce
CERTIFICATE                     CERTIFICAT
This is to certify that these   Ceci certifie que les presents
Articles are effective on       statuts entrent en vigueur le
                 JANUARY 19  JANVIER, 2000
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
               /s/
                   Director / Directeur
 Business Corporations Act / Loi sur les societes par actions

________________________________________________________________________________


                              ARTICLES OF AMENDMENT
                             STATUTS DE MODIFICATION

                        Form 3 Business Corporations Act

                  Formule 3 Loi sur les societes par actions


1.  The name of the corporation is:     Denomination sociale de la societe:

    S T O R M I N   R E S O U R C E S   L I M I T E D

2.  The name of the corporation is     Nouvelle denomination sociale de la
    changed to (if applicable):        societe (s'il y a lieu):

    D I G I T A L   R O O S T E R.C O M   I N C.

3.  Date of incorporation/              Date de la constitution ou do la fusion:
    amalgamation:

                                 1999/APRIL/01
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                              (annee, mois, jour)

4.  The articles of the corporation     Los statuts de  la  societe  sont
    are amended as follows:             modifies  de  la  facon  suivante.


1. the Articles of the Corporation, shall, pursuant to Section 168(1) (a) of the Business Corporations Act (Ontario) be amended by changing the name of the Corporation from Storimin Resources Limited to "Digital Rooster.com Inc.", or such other name as the Board of Directors of the Corporation determine in their sole discretion best identifies the Corporation's activities and as may be allowed by regulatory authorities;

2. in the event that the Director appointed under the Business Corporations Act (Ontario) or any regulatory authority in Canada, requires that the name, "Digital Rooster.com Inc.", be amended or further modified for the purpose of reducing any confusion in the minds of the public or shareholders of the Corporation, the directors of the Corporation are hereby authorized to vary the provisions of paragraph 1 above to refer to such amended or modified name prior to delivery of Articles of Amendment to the Director for endorsement by articles contemplated herein;

3. the Board of Directors of the Corporation, may pursuant to Section 168(3) of the Business Corporations Act (Ontario) revoke this special resolution before it is acted on without further approval of the shareholders; and

                        Form 3 Business Corporations Act

                  Formule 3 Loi sur les societes par actions

4. any officer or director of the Corporation alone be and he is hereby authorized and directed to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or cause to be delivered any and all such documents and instruments and to do or cause to be done all such other acts and things as, in the opinion of such director or officer, may be necessary or desirable to fulfil the intent of the foregoing paragraphs of this resolution including, without limitation, the delivery of Articles of Amendment, in duplicate, to the Director under the Business Corporations Act (Ontario).

I.     the  articles  of  the  Company  be  amended  as  follows:

1. to consolidate all of the issued and outstanding common shares of the Company into one common share for each presently existing twelve common shares

II. any one officer or director of the Company is hereby authorized and directed on behalf of the Company to deliver Articles of Amendment in duplicate to the Director under the Business Corporations Act (Ontario) and to sign and execute all documents and to do all things necessary or advisable in connection with the foregoing; and

III. the board of directors of the Company is hereby authorized to revoke this special resolution without further approval of the shareholders of the Company at any time prior to the endorsement by the Director under the Business Corporations Act (Ontario), of a certificate of amendment of articles in respect of the amendment referred to above.


5. The amendment has been duly La modification a ete dument autori-authorized as required by see conformement aux articles 168
     Sections 168 & 170 (as applicable)     et 170 (selon le cas)  de la Loi sur
     of the Business  Corporations Act.     Societes par actions

6.   The   resolution  authorizing  the     Les actionnaires ou les administrat-
     amendment  was  approved  by   the     eurs (selon le cas)  de  la  societe
     shareholders/directors  (as            ont approuve la  resolution  autori-
     applicable)  of the corporation on     saunt la modification le

                                1999/DECEMBER/14
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                               (annee, mois, jour)

These articles are signed in duplicate.      Les presents status sont signes  en
                                             double  exemplaire.


                                                 STORIMIN RESOURCES LIMITED
                                            ------------------------------------
                                                   (Name of Corporation)
                                            (Denomination sociale do la societe)




                                     By/Par:  /s/  France Crawford     SECRETARY
                                            ------------------------------------
                                             (Signature) (Descritpion of Office)
                                             (Signature)       (Foction)